EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-81434, No. 333-86028, No. 333-107976 and all amendments thereto) and Form S-8 (No.2-867474, No.2-91907, No.2-98732, No.33-6188, No.33-6203, No.33-13265, No.33-17720, No.33-30385, No.33-30386, No.33-36249, No.33-41999, No.33-42000, No.33-53054, No.33-66548, No.33-66546, No.33-55631, No.33-55633, No.33-66697, No.33-59981, No.33-59985, No.33-59987, No.333-12887, No.333-34285, No.333-57563, No.333-62159, No.333-74627, No.333-81433, No.333-81435, No.333-81437, No.333-90951, No.333-95421, No.333-38746, No.333-42888, No.333-43306, No.333-46436, No.333-52050, No.333-53584, No.333-57152, No.333-62960, No.333-66238, No.333-66240, No.333-69380, No.333-71900, No. 333-95643, No. 333-96549, No. 333-96555, No. 333-98807, No. 106205 and No. 106206) of LSI Logic Corporation of our report dated January 28 2004 [except for Note 14 as to which the date is February 19, 2004], relating to the financial statements and financial statement schedule, which appears on page 93 of this Annual Report of Form 10-K for the year ended December 31, 2003.

PricewaterhouseCoopers LLP
San Jose, California
March 15, 2004